                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



Filed by the Registrant                        [X]
Filed by a Party other than the Registrant / / [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12


                              CV THERAPEUTICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.    Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

2.    Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

4.    Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

5.    Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.    Amount Previously Paid:

--------------------------------------------------------------------------------

7.    Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

8.    Filing Party:

--------------------------------------------------------------------------------

9.    Date Filed:

--------------------------------------------------------------------------------

                             CV THERAPEUTICS, INC.
                               3172 PORTER DRIVE
                              PALO ALTO, CA 94304
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 29, 2001

TO THE STOCKHOLDERS OF CV THERAPEUTICS, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CV Therapeutics, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 29, 2001, at 1:00 p.m. local time at 3172 Porter Drive, Palo Alto, California for the following purposes:

     1. To elect two directors of the Company, each to serve until the 2004 Annual Meeting of Stockholders and until his successor has been elected and qualified or until his earlier resignation or removal. The Company's Board of Directors has nominated the following persons for election as directors:

              Thomas L. Gutshall     Costa G. Sevastopoulos, Ph.D.

     2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 9, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ ALAN C. MENDELSON

                                          Alan C. Mendelson
                                          Secretary

Palo Alto, California
April 23, 2001

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                             CV THERAPEUTICS, INC.
                               3172 PORTER DRIVE
                              PALO ALTO, CA 94304
                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 29, 2001
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of CV Therapeutics, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 29, 2001, at 1:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 3172 Porter Drive, Palo Alto, California. The Company intends to mail this proxy statement and accompanying proxy card on or about April 23, 2001 to all stockholders entitled to vote at the Annual Meeting. A copy of the Company's Annual Report for the year ended December 31, 2000 is enclosed with this proxy statement.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company's common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, MacKenzie Partners, Inc. No additional compensation will be paid to directors, officers or other regular employees for such services, but MacKenzie Partners, Inc. will be paid its customary fee, estimated to be $5,000, if it renders solicitation services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of the Company's common stock at the close of business on April 9, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 9, 2001 the Company had outstanding and entitled to vote 19,744,342 shares of common stock. Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Shares of common stock may not be voted cumulatively.

     Unless otherwise instructed, shares represented by executed proxies in the form accompanying this proxy statement will be voted "FOR" the election of the nominees of the Board of Directors and "FOR" the ratification of the selection of Ernst & Young LLP as independent auditors of the Company, and at the proxy holder's discretion, on such other maters, if any, that may come before the Annual Meeting. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. In the event that a broker, bank, custodian, nominee or other record holder of the Company's common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter (a "broker non-vote"), those shares are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

VOTING VIA THE INTERNET OR BY TELEPHONE

     Stockholders may vote their shares by telephone or on the Internet. The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the stockholder.

     Submitting a proxy via the Internet or by telephone will not affect a stockholder's right to vote in person should he or she decide to attend the Annual Meeting.

     THE TELEPHONE AND INTERNET VOTING PROCEDURES BELOW ARE DESIGNED TO AUTHENTICATE STOCKHOLDERS' IDENTITIES, TO ALLOW STOCKHOLDERS TO GIVE THEIR VOTING INSTRUCTIONS AND TO CONFIRM THAT STOCKHOLDERS' INSTRUCTIONS HAVE BEEN RECORDED PROPERLY. STOCKHOLDERS VOTING VIA THE INTERNET SHOULD UNDERSTAND THAT THERE MAY BE COSTS ASSOCIATED WITH ELECTRONIC ACCESS, SUCH AS USAGE CHARGES FROM INTERNET ACCESS PROVIDERS AND TELEPHONE COMPANIES, THAT MUST BE BORNE BY THE STOCKHOLDER.

  For Shares Registered in Your Name

     Stockholders of record may go to http://www.eproxy.com/CVTX/ to vote on the Internet. They will be required to provide the company number and control number contained on their proxy cards. The voter will then be asked to complete an electronic proxy card. The votes will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Any stockholder using a touch-tone telephone may also vote by calling 1-800-240-6326 (toll-free) and following the recorded instructions.

  For Shares Registered in the Name of a Broker or Bank

     Most beneficial owners whose stock is held in street name receive voting instruction forms from their banks, brokers or other agents, rather than the Company's proxy card.

     A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. If your shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services' voting web site at http://www.proxyvote.com.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by (i) filing with the Secretary of the Company at the Company's principal executive office, 3172 Porter Drive, Palo Alto, California 94304, a written notice of revocation or a duly executed proxy bearing a later date, (ii) casting a later vote via the Internet or by telephone or (iii) attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 Annual Meeting of Stockholders is the close of business on December 24, 2001. Proposals of stockholders intended to be presented at the Company's 2002 Annual Meeting of Stockholders without inclusion of such proposals in the Company's proxy statement and form of proxy relating to the meeting must be received by the Company no later than the close of business on March 29, 2002.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Amended and Restated Certificate of Incorporation, as amended by Amendment No. 1 dated December 12, 2000, and By-laws provide that the Board of Directors shall be divided into three classes, with each class having a three-year term. Except as otherwise provided by law, vacancies on the Board shall be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders, unless the Board of Directors determines by resolution that any such vacancies shall be filled by the stockholders. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     The Board of Directors is presently composed of six (6) members. There are two (2) directors in the class whose term of office expires in 2001. Each of the nominees for election to this class is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2004 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal. There is a vacancy in the class of directors whose term continues until the 2002 annual meeting. However, only the two (2) nominees noted below are being elected at this Annual Meeting. The proxy cannot be voted for a greater number of persons than the number of nominees named.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2004 ANNUAL MEETING

     The names of the Board's nominees for election as directors, and certain information about them as of February 15, 2001, are set forth below:

                                                                               DIRECTOR
         NAME OF NOMINEE           AGE          PRINCIPAL OCCUPATION            SINCE
         ---------------           ---          --------------------           --------
Thomas L. Gutshall...............  63     Chairman of the Board and Chief
                                          Executive Officer of Cepheid
                                          Corporation                           1994
Costa G. Sevastopoulos, Ph.D. ...  58     Independent Consultant                1992

     Thomas L. Gutshall has served as a director of the Company since December 1994 and as a consultant to the Company since September 1996. Since August 1996, Mr. Gutshall has served as the Chief Executive Officer of Cepheid Corporation, a diagnostics company, and he is currently chairman of its board of directors. From January 1995 to September 1996, he served as the Company's President and Chief Operating Officer. From June 1989 until December 1994, Mr. Gutshall served as Executive Vice President at Syntex Corporation, a pharmaceutical and healthcare company. Mr. Gutshall earned a B.S. degree in chemical engineering from the University of Delaware and completed the Executive Marketing Management Program at Harvard Business School.

     Costa G. Sevastopoulos, Ph.D., has served as a director of the Company since October 1992. Since May 1994, Dr. Sevastopoulos has been an independent consultant and a limited partner of Delphi Ventures I and II, both venture capital partnerships. From April 1988 to April 1994, he served as a general partner of

Delphi BioVentures, a venture capital partnership, which he co-founded. Dr. Sevastopoulos currently serves as Chairman of the board of directors of Applied Molecular Evolution, Inc., a publicly held biopharmaceutical company, and of Idun Pharmaceuticals, Inc., a privately held biopharmaceutical company. He earned a B.S. degree in physics from the University of Athens, Greece, an M.S. degree in electrical engineering from the California Institute of Technology, an M.B.A. degree from the European Institute of Business Administration in Fontainbleau, France and a Ph.D. in molecular biology from the University of California at Berkeley.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 1.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

                                                                                DIRECTOR
          NAME OF NOMINEE            AGE          PRINCIPAL OCCUPATION           SINCE
          ---------------            ---          --------------------          --------
Barbara J. McNeil, M.D., Ph.D. ....  60    Professor of Health Care Policy,      1994
                                           Harvard Medical School

     Barbara J. McNeil , M.D., Ph.D., has served as a director of the Company since December 1994. Since 1990, Dr. McNeil has served as the Ridley Watts Professor of Health Care Policy at Harvard Medical School. In addition, since July 1988, she has served as the Chair of the Department of Health Care Policy at Harvard Medical School. Since 1983, she has been a Professor of Radiology at both Harvard Medical School and Brigham and Women's Hospital in Boston. Dr. McNeil holds an M.D. degree from Harvard Medical School and a Ph.D. in biological chemistry from Harvard University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

                                                                                DIRECTOR
         NAME OF NOMINEE            AGE          PRINCIPAL OCCUPATION            SINCE
         ---------------            ---          --------------------           --------
Louis G. Lange, M.D., Ph.D. ......  52    Chairman of the Board and Chief         1992
                                          Executive Officer
R. Scott Greer....................  42    President and Chief Executive           2000
                                          Officer of Abgenix
Peter Barton Hutt.................  66    Partner of the law firm of              2000
                                          Covington & Burling

     Louis G. Lange, M.D., Ph.D., was a founder of the Company and has served as its Chairman of the Board and Chief Executive Officer since August 1992. Dr. Lange has served as a trustee on the University of Rochester Board of Trustees since May 1997, a member of the governing body of BIO's Emerging Company Section since February 1999, and a member of the board of directors of Cardiac Pathway Corporation from February 1998 to May 1999. From July 1980 to August 1992, Dr. Lange served on the faculty of Washington University School of Medicine, including as Chief of Cardiology at Jewish Hospital in St. Louis, Missouri from May 1985 to August 1992, and as a full Professor of Medicine from July 1990 until August 1992. Dr. Lange holds an M.D. degree from Harvard Medical School and a Ph.D. in biochemistry from Harvard University.

     R. Scott Greer has served as Director of the Company since September 2000. He has served as President and Chief Executive Officer and a director of Abgenix since June 1996. He became Chairman of the board of directors of Abgenix in 2000. From July 1994 to July 1996, Mr. Greer was Senior Vice President of Corporate Development at Cell Genesys. From April 1991 to July 1994, Mr. Greer was Vice President of Corporate Development, and from April 1991 to September 1993 was also Chief Financial Officer of Cell Genesys. From 1986 to 1991, Mr. Greer held various positions including Director, Corporate Development, at Genetics Institute, Inc., a biotechnology company. Mr. Greer received a B.A. degree in economics from Whitman College and an M.B.A. degree from Harvard University, and is a certified public accountant.

     Peter Barton Hutt has served as a Director of the Company since August 2000. Mr. Hutt is a partner in the Washington, D.C. law firm of Covington & Burling, specializing in food and drug law and trade association law. From 1971 to 1975 he was Chief Counsel for the Food and Drug Administration. He is a member of the Institute of Medicine of the National Academy of Sciences, has served on the IOM Executive Committee, and presently is on the IOM Board of Health Care Services. Mr. Hutt serves on a wide variety of academic and scientific advisory boards and on the boards of directors of venture capital startup companies such as Emisphere Technologies. Mr. Hutt has served on the IOM Roundtable for the Development of Drugs and Vaccines Against AIDS, the Advisory Committee to the Director of the National Institutes of Health, the National Academy of Sciences Committee on Research Training in the Biomedical and Behavioral Sciences, the NIH Advisory Committee to Review the Guidelines for Recombinant DNA Research, the National Committee to Review Current Procedures for Approval of New Drugs for Cancer and AIDS established by the President's Cancer Panel of the National Cancer Institute at the request of former President Bush, and five Office of Technology Assessment advisory panels. Mr. Hutt has twice been a councilor of the Society for Risk Analysis and is presently Legal Counsel to the Society as well as the American College of Toxicology. Mr. Hutt earned a B.A. degree from Yale University, a LL.B. from Harvard University and a LL.M. from New York University.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 2000, the Board of Directors held four (4) meetings. The Board has an Audit Committee and a Compensation Committee. The Board does not have a nominating committee.

     The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements, recommend to the Board the independent auditors to be retained, and receive and consider the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three (3) non-employee directors:
Messrs. Hutt and Gutshall and Dr. McNeil. During the fiscal year ended December 31, 2000, the Audit Committee met two (2) times.

     The Compensation Committee determines salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. During the fiscal year ended December 31, 2000, the Compensation Committee was composed of three (3) non-employee directors: Mr. Greer, Dr. Sevastopoulos and J. Leighton Read, III, M.D., who served as a director of the Company from September 1992 until his resignation from the Board of Directors on April 16, 2001. During the fiscal year ended December 31, 2000, the Compensation Committee met two (2) times.

     During the fiscal year ended December 31, 2000, all directors attended one hundred percent (100%) of the aggregate of the meetings of the Board and of the committees on which they served held during the period for which they were a director or committee member, respectively.

                                   PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its inception in 1990. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise; however, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                         TRANSACTION OF OTHER BUSINESS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of February 15, 2001 by: (i) each stockholder who is known by the Company based on publicly available records to own beneficially more than five percent (5%) of the Company's common stock; (ii) the Company's Chief Executive Officer and its four (4) other most highly compensated executive officers at December 31, 2000 (the "Named Executive Officers"); (iii) each director and nominee for director; and (iv) all directors and executive officers of the Company as a group.

                                                              SHARES BENEFICIALLY OWNED(1)(2)
                                                              -------------------------------
                      BENEFICIAL OWNER                          NUMBER      PERCENT OF TOTAL
                      ----------------                        ----------    -----------------
Biotech Target S.A. ........................................  2,317,147           11.7%
  Swiss Bank Tower
  Panama 1
  Republic of Panama
Pequot Capital Management, Inc. ............................  1,344,630            6.8%
  500 Nyala Farm Road
  Westport, CT 06880
Deutsche Bank A.G...........................................  1,190,000            6.0%
  Taunusanlage 12, D-60325
  Frankfurt am Main
  Federal Republic of Germany
Janus Capital Corporation...................................  1,124,685            5.7%
  100 Fillmore Street
  Denver, CO 80206-4923
Quintiles Transnational Corp. ..............................    993,705            5.0%
  4709 Creekstone Drive
  Riverbirch Bldg., Suite 200
  Durham, NC 27703
Louis G. Lange, M.D., Ph.D.(3)..............................    230,780            1.2%
Brent K. Blackburn, Ph.D.(4)................................     65,069              *
R. Scott Greer(5)...........................................      5,166              *
Thomas L. Gutshall(6).......................................     68,411              *
Peter Barton Hutt(7)........................................      7,861              *
Richard M. Lawn, Ph.D.(8)...................................    137,034              *
Barbara J. McNeil, M.D., Ph.D.(9)...........................     29,800              *
Costa G. Sevastopoulos, Ph.D.(10)...........................     41,143              *
Daniel K. Spiegelman(11)....................................     53,167              *
Andrew A. Wolff, M.D.(12)...................................     97,360              *
All directors and executive officers as a group (12
  persons)(13)..............................................    802,239            4.1%

---------------
  *  Represents beneficial ownership of less than one percent (1%).

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within sixty (60) days of the date of this table. Except as indicated by footnote, and subject to community property laws where applicable, to the knowledge of the Company, all persons named in the table above have sole voting and investment power with respect to all shares of common stock, shown as beneficially owned by them. Percentage of beneficial ownership is based on 19,725,839 shares of common stock outstanding as of February 15, 2001, adjusted as required by rules promulgated by the SEC.

 (2) The following does not include the 33,721 shares beneficially owned by J. Leighton Read, III, M.D. who resigned from the Company's Board of Directors on April 16, 2001.

 (3) Includes 148,615 shares issuable upon the exercise of options as of April 16, 2001. Also includes 178 shares received as a matching contribution for 2000 under the Company's 401(k) Plan, 7,500 shares held in the Louis Lange Family Trust and 1,000 shares held by minors in Dr. Lange's household. Dr. Lange disclaims beneficial ownership of the shares held in the Louis Lange Family Trust, except to the extent of his pecuniary interests therein.

 (4) Includes 53,965 shares issuable upon the exercise of options as of April 16, 2001. Also includes 198 shares received as a matching contribution for 2000 under the Company's 401(k) Plan.

 (5) Includes 4,166 shares issuable upon the exercise of options as of April 16, 2001.

 (6) Includes 44,714 shares issuable upon the exercise of options as of April 16, 2001. Also includes 23,697 shares held in the Gutshall Family Trust DTD 3-7-90.

 (7) Includes 4,861 shares issuable upon the exercise of options as of April 16, 2001.

 (8) Includes 64,849 shares issuable upon the exercise of options as of April 16, 2001. Also includes 198 shares received as a matching contribution for 2000 under the Company's 401(k) Plan.

 (9) Includes 27,300 shares issuable upon the exercise of options as of April 16, 2001.

(10) Includes 40,500 shares issuable upon the exercise of options as of April 16, 2001.

(11) Includes 42,060 shares issuable upon the exercise of options as of April 16, 2001. Also includes 198 shares received as a matching contribution for 2000 under the Company's 401(k) Plan.

(12) Includes 93,148 shares issuable upon the exercise of options as of April 16, 2001. Also includes 198 shares received as a matching contribution for 2000 under the Company's 401(k) Plan.

(13) Includes 589,894 shares issuable upon the exercise of options and warrants held by all directors and executive officers that are exercisable within 60 days of February 15, 2001. Also includes 1,277 shares received as matching contributions for 2000 under the Company's 401(k) Plan. See footnotes (3) -
     (12).

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) beneficial owners were complied with, except that in fiscal year 2000, (i) Louis G. Lange, M.D., Ph.D., filed a late Form 4 reporting one (1) transaction and filed two (2) amended Form 4s, covering six
(6) and twelve (12) late transactions, respectively; (ii) Peter Barton Hutt filed a late Form 3 reporting his beneficial ownership when he became a director of the Company; (iii) R. Scott Greer filed a late Form 3 reporting his beneficial ownership when he became a director of the Company; (iv) Barbara J. McNeil, M.D., Ph.D. filed a Form 5 covering three (3) late transactions; (v) J. Leighton Read, III, M.D. filed a Form 5 covering one (1) late transaction; (vi) Andrew A. Wolff, M.D., filed a Form 5 covering six (6) late transactions and an amended Form 4 covering one (1) late transaction; (vii) Richard M. Lawn, Ph.D. filed a Form 5 covering three (3) late transactions in 1997, 1998 and 1999, respectively, and a late Form 3 reporting his beneficial ownership when he became an executive officer of the Company; (viii) Brent K. Blackburn, Ph.D. filed a Form 5 covering nine (9) late transactions, including three (3) late transactions in 1997, 1998 and 1999, respectively; and (ix) David C. McCaleb filed a late Form 3 reporting his beneficial ownership when he became an executive officer of the Company.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND KEY EMPLOYEES

     The names of the executive officers and key employees of the Company and their ages as of February 15, 2001 are as follows:

            NAME              AGE                           POSITION
            ----              ---                           --------
Louis G. Lange, M.D.,         52    Chairman of the Board and Chief Executive Officer
  Ph.D. ....................
Daniel K. Spiegelman........  42    Chief Financial Officer and Senior Vice President
Andrew A. Wolff, M.D. ......  46    Senior Vice President, Clinical Research and Development
Brent K. Blackburn, Ph.D....  40    Vice President, Drug Discovery and Pre-Clinical
                                    Development
Richard M. Lawn, Ph.D. .....  54    Vice President, Discovery Research
David C. McCaleb............  48    Vice President, Marketing
Patricia Borga Suvari.......  40    Vice President, General Counsel and Assistant Secretary

     Daniel K. Spiegelman has served as Senior Vice President and Chief Financial Officer for the Company since September 1999. From January 1998 to September 1999, Mr. Spiegelman served as Vice President and Chief Financial Officer. From July 1991 until January 1998, Mr. Spiegelman was employed by Genentech, Inc., a biotechnology company, holding the position of treasurer from December 1996 to January 1998, assistant treasurer from July 1992 to December 1996, and treasury manager from July 1991 to July 1992. Mr. Spiegelman holds a B.A. degree in economics from Stanford University and an M.B.A. degree from Stanford Graduate School of Business.

     Andrew A. Wolff, M.D., has served as Senior Vice President, Clinical Research and Development for the Company since September 1999. From September 1996 to September 1999, Dr. Wolff served as Vice President, Clinical Research and Development for the Company. From September 1994 to September 1996, Dr. Wolff served as Vice President, Clinical Research for the Company. From June 1993 until September 1994, Dr. Wolff served as the Executive Director of Medical Research and New Molecules Clinical Programs Leader for Syntex Corporation, a pharmaceutical and healthcare company. From July 1990 until June 1993, Dr. Wolff served as the Director, Department for Cardiovascular Therapy for Syntex. In addition, from August 1992 to February 1993, he served as the acting Associate Director for Europe for the Institute for Cardiovascular and Central Nervous System Clinical Research, Maidenhead, England. Since June 1988, Dr. Wolff has also served as an Assistant Clinical Professor of Medicine in the Cardiology Division of the University of California, San Francisco. He holds an M.D. degree from the Washington University Medical School.

     Brent K. Blackburn, Ph.D., has served as Vice President, Drug Discovery and Pre-Clinical Development for the Company since June 2000. From October 1997 until June 2000, Dr. Blackburn served as Vice President, Developmental Research. From September 1989 until September 1997, Dr. Blackburn served in the Research Department at Genentech, Inc., a biotechnology company. From September 1993 to September 1997, Dr. Blackburn also served as the project team leader for the oral GPII(b)III(a)antagonist project, a cardiovascular product, in the Development Department at Genentech, Inc. Dr. Blackburn holds a Ph.D. in chemistry from the University of Texas in Austin and a B.S. in chemistry from Texas Christian University.

     Richard M. Lawn, Ph.D., has served as Vice President, Discovery Research for the Company since October 1997. From August 1992 until October 1997, he served on a part-time basis as Vice President, Molecular Cardiology for the Company. From October 1990 to October 1998, Dr. Lawn also served as a Professor of Medicine at Stanford University School of Medicine. From January 1980 until October 1990, Dr. Lawn served as a senior scientist and later as a staff scientist at Genentech, Inc., a biotechnology company. Dr. Lawn has been a pioneer in the cloning of genes involved in coagulation and heart disease, including globin genes and genes for anti-hemophilia factor VIII. He was a post-doctoral fellow at the California Institute of Technology and received a Ph.D. in molecular, cellular and developmental biology from the University of Colorado and a B.A. in astronomy from Harvard College.

     David C. McCaleb, has served as Vice President, Marketing for the Company since October 1999. Mr. McCaleb has served as the Company's senior marketing advisor since 1997. In 1994, Mr. McCaleb founded McCaleb Associates, a private biotechnology consulting firm, and has served as its President since that time. In this capacity, in addition to consulting for the Company, he served as senior marketing advisor to a number of other leading biotechnology companies, including Coulter Pharmaceuticals, Inc., Gilead Sciences, Inc. and Cephalon, Inc. From April 1988 until February 1994, Mr. McCaleb held several marketing positions at Amgen, Inc., a biotechnology company. From October 1986 until March 1988, Mr. McCaleb was marketing manager for respiratory pharmaceuticals at Forest Laboratories. Mr. McCaleb held various sales and marketing positions in the cardiology field at Merck & Co. from August 1981 until September 1986. Mr. McCaleb holds B.S. and M.B.A. degrees from Arizona State University and an M.S. degree in biology from Marquette University.

     Patricia Borga Suvari, J.D., has served as Vice President, General Counsel and Assistant Secretary for the Company since May 2000. From May 1991 until May 2000, Ms. Suvari was employed by Genentech, Inc., a biotechnology company, holding the positions of corporate counsel, senior corporate counsel and section corporate counsel. Ms. Suvari was an associate at the law firm of Irell & Manella in Los Angeles from 1988 until 1991. Ms. Suvari holds a B.S. degree in geology and geophysics from Yale College and a J.D. degree from Harvard Law School.

     See "Election of Directors -- Directors Continuing in Office Until the 2003 Annual Meeting" for a brief description of the education background and business experience of Dr. Lange.

                             EXECUTIVE COMPENSATION

DIRECTOR COMPENSATION

     The Company's non-employee directors receive $1,000 per meeting of the Board of Directors attended and $2,000 for an all-day off-site meeting. Members of the Audit and Compensation Committees also receive $200 for each meeting of the applicable Committee attended. Directors may also be reimbursed for reasonable expenses in connection with attendance at Board and Committee meetings. Dr. Lange is not separately compensated for his services as a director.

     Each non-employee director of the Company (the "Non-Employee Directors") receives stock option grants to purchase shares of common stock under the Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Pursuant to the terms of the Directors' Plan, each Non-Employee Director automatically receives an initial grant of an option when newly elected to the Board, and thereafter receives an annual grant at the time of the Company's annual meeting of stockholders, provided that he or she continues to serve as a Non-Employee Director. On September 23, 1996, the Board of Directors amended and restated, and on October 29, 1996, the stockholders approved, an amended and restated Directors' Plan, pursuant to which each then-serving Non-Employee Director was granted an option to purchase 15,000 shares, and each Non-Employee Director who was newly elected to the Board thereafter received a grant of an option to purchase 15,000 shares. These options vest as to thirty-three and one-third percent (33.33%) of the shares twelve (12) months from the date of grant, and thereafter at the rate of one thirty-sixth ( 1/36) per month over the next twenty-four (24) months. The Directors' Plan as then in effect also provided that at each annual meeting of stockholders of the Company after 1996, each Non-Employee Director received a grant of an option to purchase 5,000 shares. These options vest fully twelve (12) months from the date of grant. At each of the annual meetings of the Company's stockholders in 1997 and 1998, each Non-Employee Director was granted an option to purchase 5,000 shares.

     On May 6, 1998, the Board of Directors further amended the Directors' Plan, not subject to stockholder approval, increasing the number of shares to be granted annually to each Non-Employee Director at the time of the Company's annual meeting of stockholders, commencing with the 1999 annual meeting, from 5,000 shares to 7,500 shares. These options vest fully twelve (12) months from the date of grant. On February 23, 2000, the Board further amended, and on May 16, 2000 the stockholders approved, the amendment to the Directors' Plan, to increase the number of shares of common stock authorized for issuance under the Directors' Plan by 150,000 shares to a total of 400,000 shares. On August 11, 2000, the Company registered an additional 150,000 shares of common stock issuable under the Directors' Plan. At each of the annual meetings of the Company's stockholders in 1999 and 2000, each Non-Employee Director was granted an option to purchase 7,500 shares.

     On August 21, 2000, the Board of Directors further amended the Directors' Plan, not subject to stockholder approval, increasing the number of shares to be granted to any Non-Employee Director who is newly elected to the Board after August 21, 2000 from 15,000 shares to 25,000 shares. These options vest continuously from the date of grant at the rate of one thirty-sixth ( 1/36) per month over thirty-six (36) months. On August 21, 2000, the Board further amended the Director's Plan, not subject to stockholder approval, so that all annual grants issued at the time of the Company's annual meeting of stockholders, commencing with the 2001 Annual Meeting, vest continuously from the date of grant at the rate of one twelfth ( 1/12) per month over twelve (12) months. At the time of the 2001 Annual Meeting, each Non-Employee Director will be automatically granted an option to purchase 7,500 shares.

     All options granted under the Directors' Plan vest only provided that during the entire period prior to the applicable vesting date, the optionholder has served continuously as a Non-Employee Director of the Company, or as an employee of, or consultant to the Company or any affiliate of the Company. Pursuant to the terms of the Directors' Plan, the exercise price of options granted under the Directors' Plan must equal the fair market value of the common stock on the date of grant; provided, however, that prior to the September 1996 amendment and restatement of the Directors' Plan, the exercise price of options granted to any person possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its affiliates was one hundred ten percent (110%) of the fair market value on the date of grant. No option granted under the Directors' Plan may be exercised after the expiration of ten years from date it was granted.

     The Directors' Plan provides that upon the occurrence of certain changes in control of the Company, outstanding options will be assumed or substituted by the surviving corporation. The Directors' Plan will terminate in September 2006, unless earlier terminated by the Board.

     As of February 15, 2001, options to purchase 307,000 shares of common stock had been granted under the Directors' Plan, 68,865 shares of common stock have been issued upon the exercise of options, options to purchase 32,335 shares of common stock were cancelled, options to purchase 205,800 shares of common stock were outstanding and 125,335 shares of common stock remained available for future grant.

     Under the terms of a Separation and Consulting Agreement effective September 2, 1996 between the Company and Thomas L. Gutshall, as amended as of December 31, 1998, the Company accepted Mr. Gutshall's resignation as President and Chief Operating Officer effective September 2, 1996 and Mr. Gutshall agreed to continue to serve as a member of the Company's Board of Directors and to serve as a consultant to the Company through December 31, 2004. Pursuant to this agreement, Mr. Gutshall received $38,500 as compensation for his consulting services in the fiscal year ended December 31, 1998, and no compensation in the fiscal years ended December 31, 1999 and December 31, 2000.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth for the fiscal years ended December 31, 1998, 1999 and 2000 certain compensation awarded or paid to, or earned by, the Named Executive Officers, including salary, bonuses, stock options and certain other compensation:

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                             ------------
                                 ANNUAL COMPENSATION                          SECURITIES
                              --------------------------    OTHER ANNUAL      UNDERLYING       ALL OTHER
                                     SALARY(1)    BONUS    COMPENSATION(2)    OPTIONS(3)    COMPENSATION(4)
NAME AND PRINCIPAL POSITION   YEAR      ($)        ($)           ($)             (#)              ($)
---------------------------   ----   ---------   -------   ---------------   ------------   ---------------
Louis G. Lange, M.D., Ph.D..  1998    277,917     50,000        40,000(5)      100,000              --
  Chairman of the Board and   1999    296,950    110,000        30,000(5)       70,000              --
  Chief Executive Officer     2000    311,250    115,000       113,750(6)      100,000           7,652
Andrew A. Wolff, M.D. ......  1998    215,000     20,000            --          50,000              --
  Senior Vice President,
  Clinical Research and       1999    227,500     75,000            --          25,000              --
  Development                 2000    241,250     80,000            --          50,000           8,489
Daniel K. Spiegelman........  1998    181,266     53,500(7)          --         75,000              --
  Chief Financial Officer     1999    200,000     95,000(8)          --         35,000              --
  and Senior Vice President   2000    220,000     80,000        10,000(9)       50,000           8,489
Brent K. Blackburn, Ph.D. ..  1998    151,250      5,000            --          25,000              --
  Vice President, Drug        1999    162,500     50,000            --          25,000              --
  Development & Pre-Clinical  2000    183,750     80,000         8,000(10)      35,000           8,489
  Development
Richard M. Lawn, Ph.D. .....  1998    183,750     15,000            --          30,000              --
  Vice President, Discovery   1999    190,625     50,000            --          25,000              --
  Research                    2000    199,625     50,000            --          25,000           8,489

---------------
 (1) Includes amounts earned but deferred at the election of the executive, such as salary deferrals under the Company's 401(k) Plan.

 (2) As permitted by rules promulgated by the Securities and Exchange Commission, no amounts are shown for any Named Executive Officer with respect to certain "perquisites" (such as imputed interest on loans at or below market value rates), where such amounts do not exceed the lesser of
     (i) ten percent (10%) of the sum of the amounts of Salary and Bonus for the Named Executive Officer or (ii) $50,000.

 (3) The Company has awarded no stock appreciation rights.

 (4) Consists of the Company's matching contribution under its 401(k) Plan for 2000. For 2000, the Company made a discretionary matching contribution to participants in its 401(k) Plan in the form of shares of common stock. All eligible participants in the 401(k) Plan were allocated this matching contribution on January 18, 2001, with the number of shares being allocated to participants' accounts based on the closing price of the common stock on that date ($42.875 per share). Dr. Lange received a matching contribution of 178 shares of common stock (with a value on the allocation date of $7,652 based on the price per share), and each of Dr. Wolff, Mr. Spiegelman, Dr. Blackburn and Dr. Lawn received a matching contribution of 198 shares of common stock (with a value on the allocation date of $8,489 based on the price per share).

 (5) Represents mortgage assistance.

 (6) Consists of $20,000 of mortgage assistance and $93,750 in loan amounts forgiven.

 (7) Consists of $25,000 paid in 1999 based on Mr. Spiegelman's performance in 1998, a $15,000 signing bonus and the dollar value of shares awarded in 1998 upon Mr. Spiegelman's hiring. The dollar value was calculated by multiplying the market value on the day prior to date of grant ($9.00 per share) by the number of shares awarded.

 (8) Consists of $20,000 paid in 1999 as an additional signing bonus after completion of one year of employment and $75,000 based upon Mr. Spiegelman's performance in 1999.

 (9) Consists of $10,000 in loan amounts forgiven.

(10) Consists of $8,000 in loan amounts forgiven.

OPTION GRANTS IN LAST FISCAL YEAR

     The Company grants options to its executive officers under the 2000 Equity Incentive Plan (the "Incentive Plan"), although in the past, the Company has granted options under its 1992 Stock Option Plan (the "1992 Plan") and its 1994 Equity Incentive Plan (the "1994 Plan") (collectively, the "Plans"). The 1992 Plan and the 1994 Plan have terminated on May 11, 1999; however, options outstanding at the time of the termination remain outstanding. As of February 15, 2001, options to purchase 2,141,151 shares were outstanding under the Plans and options to purchase 586,500 shares remained available for grant under the Incentive Plan. The following table sets forth each grant of stock options made during the fiscal year ended December 31, 2000 to each of the Named Executive
Officers:

                                               INDIVIDUAL GRANTS (1)
                               -----------------------------------------------------    POTENTIAL REALIZABLE
                                              PERCENTAGE OF                            VALUE AT ASSUMED ANNUAL
                                NUMBER OF     TOTAL OPTIONS                             RATES OF STOCK PRICE
                               SECURITIES       GRANTED TO                             APPRECIATION FOR OPTION
                               UNDERLYING      EMPLOYEES IN    EXERCISE                        TERM(4)
                                 OPTIONS      FISCAL YEAR(2)   PRICE(3)   EXPIRATION   -----------------------
            NAME               GRANTED (#)         (%)          ($/SH)       DATE        5% ($)      10% ($)
            ----               -----------    --------------   --------   ----------   ----------   ----------
Louis G. Lange, M.D., Ph.D. .    100,000(5)        11.1%        37.125     05/15/10    2,334,771    5,916,769
Andrew A. Wolff, M.D. .......     50,000(5)         5.6%        37.125     05/15/10    1,167,386    2,958,384
Daniel K. Spiegelman.........     50,000(5)         5.6%        37.125     05/15/10    1,167,386    2,958,384
Brent K. Blackburn, Ph.D. ...     35,000(5)         3.9%        37.125     05/15/10      817,170    2,070,869
Richard M. Lawn, Ph.D. ......     25,000(5)         2.8%        37.125     05/15/10      583,693    1,479,192

---------------
(1) Each grant listed in this table was granted under the Incentive Plan; however, the Company has, in the past, also granted options to its executive officers under the 1994 Plan and the 1992 Plan. The terms of a stock option granted under the Plans generally may not exceed ten (10) years. Options granted pursuant to the Plans become exercisable at a rate specified in the option agreement. Options may include provisions allowing exercise of any part or all of the options prior to full vesting. Any unvested shares so purchased shall be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate. The exercise price of options granted under the Plans is determined by the Board of Directors; provided, that, in the case of an incentive stock option, the exercise price cannot be less than one hundred percent (100%) of the fair market value of the common stock on the date of grant, and in the case of a nonstatutory stock option, the exercise price cannot be less than eighty-five percent (85%) of the fair market value of the common stock on the date of grant. Upon certain changes in control of the Company, not subject to Board approval, outstanding options shall be fully vested and shall be assumed, substituted or continued by the surviving corporation or parent thereof. In the event the surviving corporation or its parent refuses to assume, substitute or continue such option, then such options shall be terminated if not exercised prior to the change of control.

(2) Based on an aggregate of options to purchase 899,825 shares of the Company's common stock granted to employees and directors of, and consultants to, the Company during the fiscal year ended December 31, 2000, including the Named Executive Officers.

(3) Under the terms of the Incentive Plan, the exercise price per share equals the fair market value of the common stock on the date of grant, which is defined as the closing price of the common stock on the last market trading day prior to the date of grant.

(4) The potential realizable value is calculated based on the term of the option at its time of grant (ten (10) years). It is calculated assuming that the market price of the Company's common stock on the date of grant appreciates from the date of grant at the indicated annual rate compounded annually for the entire term of the option and the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term.

(5) Twenty percent (20%) of the option vests one year from the vesting commencement date, with subsequent vesting at a rate of one and two-thirds percent (1.67%) per month for the next twenty-four (24) months and three and one-third percent (3.33%) per month for the remaining twelve (12) months. The option expires ten (10) years from the date of grant or earlier in connection with termination of employment.

AGGREGATE OPTION EXERCISES IN FISCAL 2000 AND DECEMBER 31, 2000 OPTION VALUES

     The following table sets forth the number and value of securities underlying unexercised options held by each of the Named Executive Officers at December 31, 2000.

                                                                      NUMBER OF
                                                                      SECURITIES              VALUE OF
                                                                      UNDERLYING            UNEXERCISED
                                     SHARES                          UNEXERCISED            IN-THE-MONEY
                                    ACQUIRED                          OPTIONS AT             OPTIONS AT
                                       ON        VALUE REALIZED   DECEMBER 31, 2000      DECEMBER 31, 2000
              NAME                EXERCISE (#)       ($)(1)       VESTED/UNVESTED(2)   VESTED/UNVESTED ($)(3)
              ----                ------------   --------------   ------------------   ----------------------
Louis G. Lange, M.D., Ph.D. ....    136,450        8,758,402       120,649/204,351      7,657,278/10,004,597
Andrew A. Wolff, M.D. ..........     25,000        1,644,705        76,832/ 90,668      4,952,426/4,237,886
Daniel K. Spiegelman............     37,772        2,452,190        23,394/ 98,834      1,457,378/4,764,490
Brent K. Blackburn, Ph.D. ......     12,000          605,717        40,899/ 72,101      2,551,397/3,515,416
Richard M. Lawn.................         --               --        54,566/ 60,934      3,473,830/3,109,983

---------------
(1) Value realized is based on the fair market value of the Company's common stock on the date of exercise minus the exercise price (or the actual sales price if the shares were sold by the optionee simultaneously with the exercise) without taking into account any taxes that may be payable in connection with the transaction.

(2) Reflects shares vested and unvested at December 31, 2000. Certain options granted under the Incentive Plan are immediately exercisable, but are subject to the Company's right to repurchase unvested shares on termination of employment.

(3) Based on the fair market value of the Company's common stock at December 29, 2000 ($70.75 per share) minus the exercise price of the options.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     During the year ended December 31, 2000, the Compensation Committee was composed of R. Scott Greer, J. Leighton Read, III, M.D. and Costa G. Sevastopoulos, Ph.D. There are and were no interlocking relationships between the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. For a description of transactions between the Company and members of the Compensation Committee and entities affiliated with such members, see "Certain Relationships and Related Transactions."

       REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION(1)

     The Compensation Committee (the "Committee") of the Board of Directors reviews and recommends to the Board of Directors for approval the Company's executive compensation policies. During the year ended December 31, 2000, the Committee consisted of non-employee directors R. Scott Greer, J. Leighton Read, M.D. and Costa G. Sevastopoulos, Ph.D. The Committee annually evaluates the performance, and determines the compensation, of the Company's Chief Executive Officer and the other executive officers based upon a combination of several factors: the achievement of corporate goals, individual performance and comparisons with other biotechnology and biopharmaceutical companies. Companies examined for comparative purposes may, but need not include those comprising the J.P. Morgan Chase H & Q Biotechnology Index and the Nasdaq Biotechnology Index. The following is the report of the Committee describing the compensation policies and rationales applicable to the Company's executive officers with regard to the compensation payable to such executive officers for the fiscal year ended December 31, 2000.

COMPENSATION PHILOSOPHY

     The goals of the Company's compensation policies are to attract and retain the highest quality executives, reward them for achieving the Company's goals and objectives, and to motivate them to contribute to the long-term success and value of the Company for stockholders. Compensation for the Company's executive officers consists of a base salary and potential bonus, as well as potential incentive compensation through stock options and stock ownership. The Company awards cash and stock bonuses pursuant to an incentive bonus plan as set forth below. The Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation.

BASE SALARY

     The base salary component is designed to compensate executive officers competitively at levels necessary to attract and retain qualified executives in the pharmaceutical and biotechnology industry. The base salary for each officer is set on the basis of individual performance, the salary levels in effect for comparable positions within the Company's principal competitors, in accordance with published biopharmaceutical and biotechnology compensation survey information and other internal considerations. Based on such surveys, the executive officers' salaries are set in the mid-range compared with other biotechnology and biopharmaceutical companies. As a general matter, the base salary for each executive officer is initially established through negotiation at the time the officer is hired, taking into account such officer's qualifications, experience, prior salary, and competitive salary information. Year-to-year adjustments to each executive officer's base salary are based upon individual performance for the year and changes in the general level of base salaries of persons in comparable positions within the industry.

BONUSES

     All regular employees (including executive officers) of the Company were eligible to receive cash bonuses payable in 2001 based upon achievement of individual and corporate goals in 2000. The amounts of such bonuses for executive officers other than the Chief Executive Officer were based upon the recommendation of the Chief Executive Officer, subject to review and approval of the Compensation Committee. The amounts of such bonuses for the Chief Executive Officer were determined by the Compensation Committee. The Company makes determinations with respect to bonuses based upon a subjective assessment of a variety of factors, both individual and corporate. These factors include, in order of importance, the progress of the Company in fulfilling its yearly performance objectives, the individual performance of each executive officer and a comparison with other biotechnology and biopharmaceutical companies. The Company's key goals in

---------------

(1) The material in this report is not "soliciting material," is not deemed "filed" with the Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the "1933 Act") or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

2000 included continuing to advance its lead product candidates through development and clinical testing, completing clinical studies and entering into manufacturing contracts and other arrangements necessary to support an anticipated filing for market approval for the Company's lead product candidate, establishing the Company's commercialization infrastructure, initiating a new clinical program, identifying new molecular targets and maintaining adequate capital to fund the Company's operations. In December 2000, the Company reviewed the corporate goals and determined that most of them had been achieved.

LONG-TERM INCENTIVES

     The Committee provides the Company's executive officers with long-term incentive compensation through grants of stock options. The Committee believes that stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company's common stock. The Committee believes that stock options directly motivate executives to maximize long-term stockholder value. The options also utilize vesting periods (generally four years) that encourage key executives to continue in the employ of the Company. All options granted to executive officers to date have been granted with exercise prices equal to the fair market value of the Company's common stock on the date of grant. The Committee considers the grant of each option subjectively, considering factors such as the progress of the Company in fulfilling its yearly performance objectives, individual performance of the executive officer and the past and anticipated future contribution of the executive officer to the attainment of the Company's long-term strategic performance goals. Long-term incentives granted in prior years, including the number of unvested options, are also taken into consideration. Consistent with these policies, the Committee granted options to purchase an aggregate of 347,500 shares of common stock to seven executive officers during 2000.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. In 2000, Louis G. Lange received a base salary of $311,250. Dr. Lange's salary was determined on the basis of discussions among members of the Compensation Committee with due regard for his qualifications, experience, prior salary, and competitive salary information. Dr. Lange's base salary for 2000 was established in part by comparing the base salaries of chief executive officers at other biotechnology and pharmaceutical companies of similar size. In awarding stock options, the Committee considered Dr. Lange's performance, the overall contribution to the Company and the Company's achievement of its performance objectives, the number of unvested options and total number of options to be granted. In 2000, Dr. Lange received an option to purchase 100,000 shares of common stock. In addition, Dr. Lange received a cash bonus of $115,000 in 2001 which was paid for his performance during 2000. Dr. Lange also received $20,000 in mortgage assistance and forgiveness of $93,750 of indebtedness. See "Certain Relationships and Related Transactions." As with other executive officers, total compensation was based, in part, on the Company's accomplishments and Dr. Lange's contribution, including completing and reporting positive data from a Phase III clinical trial of the Company's lead product candidate, completing clinical studies and entering into manufacturing contracts and other arrangements necessary to support an anticipated filing for market approval for the Company's lead product candidate, establishing the Company's commercialization infrastructure, continuing to advance the Company's other product candidates through clinical testing, initiating a new clinical program, identifying new molecular targets and maintaining adequate capital to continue to fund the Company's operations.

SECTION 162(m)

     The Board has considered the potential effect of Section 162(m) of the Internal Revenue Code of 1996, as amended, on compensation paid to the Company's executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1,000,000 in any taxable year for each of the executive officers named in the proxy statement. Compensation above $1,000,000 may be deducted if it is "performance-based compensation." The Committee has determined that, where practical, stock options granted to executive officers under the Company's stock plans with an exercise price at least equal to the fair market value of the Company's common stock on the date of grant shall be treated as "performance-based compensation," provided, however, that options to purchase common stock granted to certain executive officers in 1997 may not be eligible for such treatment.

     From the 2000 members of the Compensation Committee of CV Therapeutics,
Inc.:

                                          R. Scott Greer
                                          J. Leighton Read, III, M.D.
                                          Costa G. Sevastopoulos, Ph.D.

                        REPORT OF THE AUDIT COMMITTEE(2)

     The Audit Committee is composed of three independent directors and operates under a written charter adopted by the Board of Directors, which is attached to this proxy as Appendix A. The members of the Committee are currently Thomas L. Gutshall, Peter Barton Hutt and Barbara J. McNeil, M.D., Ph.D. The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent accountants.

     Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the matters required to be discussed by Statements on Auditing Standards No. 61 (Communications with Audit Committees) and No. 90 (Audit Committee Communications) with the independent accountants.

     The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

     Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

     Audit Fees. The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $106,000.

     Financial Information Systems Design and Implementation Fees. There were no fees billed by Ernst & Young LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

     All Other Fees. The aggregate fees billed by Ernst & Young LLP for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2000 were $176,000.

     The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

     From the 2000 members of the Audit Committee of CV Therapeutics, Inc.

                                          Thomas L. Gutshall
                                          Peter Barton Hutt
                                          Barbara J. McNeil, M.D., Ph.D.

---------------

(2) The material in this report is not "soliciting material," is not deemed "filed" with the Commission, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

PERFORMANCE MEASUREMENT COMPARISON(3)

     The following graph and table show the total stockholder return of an investment of $100 in cash since the Company's initial public offering of common stock on November 19, 1996 through December 31, 2000 for (i) the Company's common stock, (ii) the Nasdaq Stock Market (U.S.) Index, (iii) the Nasdaq Biotechnology Index and (iv) the J.P. Morgan Chase H&Q Biotechnology Index. The Company is transitioning from a comparison to the J. P. Morgan Chase H&Q Biotechnology Index to the Nasdaq Biotechnology Index, as the Nasdaq Biotechnology Index is a more representative comparison of the Company's total stockholder return. All values assume reinvestment of the full amount of all dividends, although dividends have not been declared on the Company's common stock.

[PERFORMANCE GRAPH]

                                                                            J.P. MORGAN CHASE
MEASUREMENT PERIOD  CV THERAPEUTICS, INC.   NASDAQ   NASDAQ BIOTECHNOLOGY   H&Q BIOTECHNOLOGY
------------------  ---------------------   ------   --------------------   -----------------
November 19, 1996             100              100             100                  100
December 31, 1996           90.00           102.54          106.49               102.54
December 31, 1997          120.00           125.58          106.41               103.79
December 31, 1998           63.33           177.06          153.53               158.05
December 31, 1999          347.51           329.04          309.58               337.85
December 31, 2000          943.33           197.82          380.71               363.22

---------------

(3) This section is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LOANS

     The Company has provided Louis G. Lange, M.D., Ph.D., Chairman of the Board of Directors and Chief Executive Officer, with several loans. In August 1992, the Company provided a loan in the principal amount of $500,000 at an annual interest rate of seven percent (7%), pursuant to a promissory note secured by a deed of trust on Dr. Lange's residence (the "1992 Note"). In June 1993, the Company provided a loan in the principal amount of $25,000, at an annual interest rate of five and one-third percent (5.33%), pursuant to a promissory note secured by a stock pledge of 2,500 shares of CV Therapeutics common stock held by Dr. Lange (the "1993 Note"). In June 1995, in connection with the exercise of an option to purchase common stock, the Company provided a loan in the principal amount of $37,500, at an annual interest rate of seven and thirty-one one-hundredths percent (7.31%), pursuant to a promissory note secured by a pledge of 15,000 shares of CV Therapeutics common stock held by Dr. Lange (the "1995 Note"). In August 1996, the Company provided a loan to Dr. Lange in the principal amount of $25,000, at an annual interest rate of six and eighty-four one-hundredths percent (6.84%), pursuant to a promissory note secured by a pledge of 2,500 shares of CV Therapeutics common stock held by Dr. Lange (the "1996 Note").

     In September 1996, the Company amended all four notes. Under the terms of each amended note, the loans bear interest at the rate of six and fifty-three one-hundredths percent (6.53%) compounded semi-annually and the outstanding principal amount is due on the earliest of December 31, 2001, the termination of employment or a change in control. At the same time, the Company forgave all interest due on the four loans as of December 31, 1995 ($92,880). In addition, the Company will pay Dr. Lange the following amounts for mortgage assistance:
$50,000 in 1997, $40,000 in 1998, $30,000 in 1999, $20,000 in 2000 and $10,000
in 2001. The forgiveness of the accrued interest on the notes to Dr. Lange was accounted for as compensation expense in the period in which the interest was deemed to have been forgiven.

     In February 1999, the Compensation Committee approved the forgiveness of one-half of the $350,000 remaining balance of the 1992 Note, or $175,000, over a four (4)-year period beginning in February 2000, with $43,750 to be forgiven per year at the end of each twelve (12)-month period. Under the terms of an Amended and Restated Stock Pledge Agreement, the 1993 Note, 1995 Note and 1996 Note were secured by a stock pledge of 13,750 shares of common stock of the Company held by Dr. Lange. In January 2000, the Company approved the forgiveness of the 1993 Note and the 1996 Note, for a total of $50,000. This amount, together with the February 2000 installment of $43,750 forgiveness on the 1992 Note, resulted in an aggregate total of $93,750 in loan forgiveness in the fiscal year ending December 31, 2000. The forgiveness of the notes to Dr. Lange is accounted for as compensation expense in the period in which the note is deemed to have been forgiven.

     In October 2000, Dr. Lange paid off the remaining $37,500 balance owed on the 1995 Note, and in December 2000, Dr. Lange repaid $175,000 of the 1992 Note, for aggregate total repayments of $212,500 in the fiscal year ending December 31, 2000. In February 2001, the next installment of $43,750 was forgiven on the 1992 Note, leaving a remaining balance of $87,500 on the 1992 Note. The largest aggregate principal amount outstanding on the four notes in 2000 was $437,500. As of February 15, 2001, an aggregate principal amount of $87,500 remained outstanding on the one (1) remaining note.

     In November 1998 the Board approved and in December 1998 the Company made a loan to Brent K. Blackburn, Ph.D., who served as Vice President, Developmental Research for the Company from October 1997 until June 2000 and has served as Vice President, Drug Development & Pre-Clinical Development since June 2000, in the principal amount of $40,000 at an annual interest rate of four and fifty-two one-hundredths percent (4.52%), pursuant to a promissory note secured by deed of trust on Mr. Blackburn's residence. The outstanding principal amount and all accrued but unpaid interest are due on the earlier of December 31, 2003 or the termination of employment. The Company will annually forgive twenty percent (20%) of the principal. As of February 15, 2001, an aggregate principal amount of $24,000 remained outstanding.

     In November 1998 the Board approved and in January 1999 the Company made a loan to Daniel K. Spiegelman, who has served as the Chief Financial Officer and Senior Vice President since 1999 and as the Chief Financial Officer and Vice President from January 1998 to September 1999, in the principal amount of $50,000 at an annual interest rate of four and sixty-four one-hundredths percent (4.64%), pursuant to a promissory note secured by deed of trust on Mr. Spiegelman's residence. The outstanding principal amount and all accrued but unpaid interest are due on the earlier of December 31, 2003 or the termination of employment. The Company will annually forgive twenty percent (20%) of the principal. As of February 15, 2001, an aggregate principal amount of $30,000 remained outstanding.

     In October 1999, the Board approved and in February 2000 the Company made a loan to David C. McCaleb, who has served as the Vice President, Marketing since October 1999, in the principal amount of $100,000 at an annual interest rate of six and twenty-one one-hundredths percent (6.21%), pursuant to a promissory note secured by deed of trust on Mr. McCaleb's residence. The outstanding principal amount and all accrued but unpaid interest are due on the earlier of December 31, 2005 or the termination of employment. The Company will annually forgive twenty percent (20%) of the principal. As of February 15, 2001, an aggregate principal amount of $80,000 remained outstanding.

EXECUTIVE SEVERANCE BENEFITS AGREEMENTS

     The Company has entered into executive severance benefits agreements with each of Dr. Lange, Dr. Blackburn, Mr. Spiegelman, Dr. Wolff and Dr. Lawn in February 1999, with Mr. McCaleb in October 1999 and with Ms. Suvari in August 2000. Under each of these agreements, if the executive's employment with the Company is terminated without cause or the executive is constructively terminated within thirteen (13) months following a change of control of the Company, the executive is entitled to receive the following severance, subject to the terms of the agreement: the continued payment of the executive's base salary at the time of termination for eighteen (18) months following the termination, a payment equal to one hundred fifty percent (150%) of the executive's annual bonus in the year preceding termination, continued health benefits for eighteen (18) months following termination and immediate vesting of all options held by the executive at the time of termination.

QUINTILES TRANSNATIONAL CORP.

     In May 1999, the Company entered into a sales and marketing services agreement with Innovex, Inc., a subsidiary of Quintiles Transnational Corp. Under this agreement, if ranolazine is approved for sale in the United States by the Food and Drug Administration, Innovex will provide a dedicated sales force for ranolazine and assist in funding marketing expenses for up to five years after approval. The Company will receive one hundred percent (100%) of the revenues from sales of ranolazine and will pay Innovex a share of those revenues.

     The agreement calls for Innovex to conduct pre-launch activities, hire and train a dedicated cardiology sales force to launch and promote ranolazine, and assist in funding marketing expenses for up to five years after product approval. To fund pre-launch activities, Quintiles will provide the Company with a $10,000,000 credit facility at the time the Company files a New Drug Application ("NDA") with the United States Food and Drug Administration ("FDA") for approval of ranolazine. The Company is required to spend a minimum of $10,000,000 on ranolazine pre-launch marketing activities so long as Quintiles provides advances under the credit facility. Upon FDA approval of the NDA, Quintiles will make a $10,000,000 milestone payment to the Company, which the Company is obligated to use to repay any amounts outstanding under the credit facility. Should the Company file for approval and draw down the credit facility, but never receive FDA approval, it is obligated to repay the loan within ten (10) years of the date it received the loan.

     Innovex has agreed to provide services for at least three years after launch and to provide services in years four and five after launch if minimum sales levels are met. The agreement also specifies the minimum number of sales representatives and the minimum level of dollars to be spent on marketing by Innovex during the first two years of the contract, regardless of sales levels. The minimum size of the sales force and the marketing expenses in year three or any subsequent year must be maintained by Innovex as long as minimum sales levels are met.

     In exchange for providing these sales and marketing services, Innovex will receive a fee that will not exceed up to thirty three percent (33%) of revenues from sales of ranolazine in the first two (2) years of sales, up to thirty percent (30%) of revenues for the third year and up to twenty five percent (25%) of revenues in years four (4) and five (5). Also, in exchange for giving the Company the option to retain this trained sales force at the end of the contract, Innovex will receive a royalty on sales of seven percent (7%) in the sixth year and four percent (4%) in the seventh year after launch.

     In connection with the agreement, Quintiles purchased 1,043,705 shares of the Company's common stock for a total purchase price of $5,000,000.

     The Company or Innovex may terminate the agreement in the event of material uncured breach, bankruptcy or insolvency, the Company's decision not to file an NDA with the FDA for ranolazine or to terminate development of the product, notice from the FDA that it will not approve the product for marketing, or failure to achieve the minimum sales levels. In addition, the Company or Innovex may terminate the agreement if product launch will not occur by a specified date. The agreement will terminate automatically if the Company no longer retains its license rights to ranolazine.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ ALAN C. MENDELSON

                                          Alan C. Mendelson
                                          Secretary

April 23, 2001

                                                                      APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
               OF THE BOARD OF DIRECTORS OF CV THERAPEUTICS, INC.

     The Audit Committee shall have and is hereby delegated full power and authority to carry out the responsibilities as its formal written charter (the "Charter") as follows:

     a. Make recommendations to the full Board of Directors annually regarding the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year, which firm is ultimately accountable to the Audit Committee and the Board, as representatives of the Company's stockholders, and to make recommendations regarding other appropriate courses of action to be taken in connection with services performed for the Company by the independent auditors;

     b. Review the engagement of the independent auditors, including the scope, extent and procedures of the audit, the compensation to be paid therefor and all other matters the Audit Committee deems appropriate;

     c. Have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements;

     d. Review with management and the independent auditors, upon completion of their audit, financial results for the year and for each quarterly or other interim period, as reported in the Company's financial statements, supplemental disclosures to the Securities and Exchange Commission, or other disclosures;

     e. Assist and interact with the independent auditors in order that they may carry out their duties in the most efficient and effective manner;

     f. Evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs;

     g. Review the Company's balance sheet, statements of operations, statements of cash flows and statements of stockholders' equity for each interim period, and any changes in accounting policy that have occurred during the interim period;

     h. Review and approve all professional services provided to and other relationships between the Company by its independent auditors and consider the possible effect of such services and/or relationships on the independence of such auditors, including, without limitation, by receiving and reviewing a formal written statement from the auditors (consistent with Independence Standards Board Standard No. 1) delineating all relationship between the auditor and the Company;

     i. Consult with the independent auditors and discuss with Company management the scope and quality of internal accounting and financial reporting controls in effect;

     j. Investigate, review and report to the full Board of Directors the propriety and ethical implications of any transactions, as reported or disclosed to the Audit Committee by the independent auditors, employees, officers, members of the Board of Directors or otherwise, between (a) the Company and (b) any employee, officer or member of the Board of Directors of the Company, or any affiliates of the foregoing;

     k. To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval; and

     l. Perform such other functions and have such other power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

                       This page intentionally left blank

                                                         -----------------------
                                                         COMPANY #
                                                         CONTROL #
                                                         -----------------------

THERE ARE THREE WAYS TO VOTE YOUR PROXY:

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until noon on May 25, 2001.

- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

-       Follow the simple instructions the Voice provides you.

VOTE BY INTERNET -- http://www.eproxy.com/cvtx/ -- QUICK *** EASY *** IMMEDIATE

- Use the Internet to vote your proxy 24 hours a day, 7 days a week, until noon on May 25, 2001.

- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CV Therapeutics, Inc., c/o Shareowner Services(TM), P.O. Box 64873, St. Paul, MN 55164-0873.

    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.
                             - Please detach here -

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1.  Election of directors:  01 Thomas L. Gutshall     [ ] Vote FOR           [ ] Vote WITHHELD
                            02 Costa G. Sevastopoulos     all nominees           from all nominees

    To elect 01 Thomas L. Gutshall and 02 Costa G.
    Sevastopoulos, Ph.D. as directors of the Company, each to serve until the 2004 Annual Meeting of Stockholders and until his successor has been elected and qualified or until his earlier resignation or removal.

    (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR
    ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE
    NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)     [                                     ]


2.  To ratify the  selection of Ernst & Young LLP     [ ]  For     [ ]   Against   [ ]  Abstain
    independent auditors of the Company for its
    fiscal year ending December 31, 2001.


    Address Change? Mark Box  [ ]                     Please vote, date and promptly return
    Indicate changes below:                           this proxy in the enclosed return
                                                      envelope which is postage prepaid if
                                                      mailed in the United States.

                                                      Dated
                                                            -----------------------------------

                                                      -----------------------------------------

                                                      -----------------------------------------

                                                     Signature(s) in Box
                                                     PLEASE SIGN EXACTLY AS YOUR NAME APPEARS
                                                     HEREON.  IF THE STOCK IS REGISTERED IN
                                                     THE NAMES OF TWO OR MORE PERSONS, EACH
                                                     SHOULD SIGN.  EXECUTORS, ADMINISTRATORS,
                                                     TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT
                                                     SHOULD ADD THEIR TITLES.  IF SIGNER IS A
                                                     CORPORATION, PLEASE GIVE FULL CORPORATE
                                                     NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN,
                                                     STATING TITLE.  IF SIGNER IS A PARTNERSHIP,
                                                     PLEASE SIGN IN PARTNERSHIP NAME BY
                                                     AUTHORIZED PERSON.

CV THERAPEUTICS, INC.                                                     PROXY
-------------------------------------------------------------------------------

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 2001

The undersigned hereby appoints Louis G. Lange, M.D., Ph.D. and Daniel K. Spiegelman, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of CV Therapeutics, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of CV Therapeutics, Inc. to be held at 3172 Porter Drive, Palo Alto, California on Tuesday, May 29, 2001 at 1:00 p.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.



                      See reverse for voting instructions.